As filed with the Securities and Exchange Commission       Reg. No. ___________
on June 24, 2005
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           China Health Holding, Inc.
             (Exact name of registrant as specified in its charter)

                  Nevada                                        98-0432681
        (State or other jurisdiction                        (I.R.S. Employer
     of incorporation or organization)                      identification No.)


    Park Place, Suite 600, 666 Burrard Street, Vancouver, BC, Canada V6C 2X8
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                            2005 Incentive Stock Plan
                           and Compensation Agreements
                             (full time of the plan)

                      Julianna Lu, Chief Executive Officer
                              Park Place, Suite 600
--------------------------------------------------------------------------------
                               666 Burrard Street
                          Vancouver, BC, Canada V6C 2X8
                     (Name and address of agent for service)

                                 (604) 608-6788
          (Telephone number, including area code, of agent for service)


                                   COPIES TO:

                            Richard A. Friedman, Esq.
                              David Schubauer, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                                 (212) 930-9700


                         CALCULATION OF REGISTRATION FEE
===================================== ==================== ======================== ===================== =================
                                                              Proposed Maximum        Proposed Maximum
Title of each class of securities        Amount to be           Offering Price Per   Aggregate Offering        Amount of
        to be registered                Registered (1)            Security (2)             Price (2)      Registration Fee
------------------------------------- -------------------- ------------------------ --------------------- -----------------
Common Stock, $.001 par value            3,900,000 (3)                $0.34             $1,326,000.00            $156.08
Common Stock, $.001 par value              125,000 (4)                $0.34                $42,500.00              $5.00
Common Stock, $.001 par value              150,000 (5)                $0.34                $51,000.00              $6.00
------------------------------------- -------------------- ------------------------ --------------------- -----------------
Total                                    4,175,000                    $0.34             $1,419,500.00            $167.08
===================================== ==================== ======================== ===================== =================

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the bid and asked price on the OTC Bulletin Board on June 21, 2005, which was $0.34 per share.
(3) Represents 3,900,000 shares of common stock issuable pursuant to the registrant's 2005 Incentive Stock Plan.
(4) Represents 125,000 shares of common stock issued pursuant to a Consulting Agreement dated June 9, 2005 by and between CEOcast, Inc. and the registrant.
(5) Represents 150,000 shares of common stock issued pursuant to a Compensation Agreement dated June 21, 2005 by and between Sichenzia Ross Friedman Ference LLP and the registrant.

                                EXPLANATORY NOTE

     The Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for re-offerings and resales of registered shares of common stock. This Registration Statement on Form S-8 relates to: (1) the issuance of up to 3,900,000 shares of common stock pursuant to: the 2005 Incentive Stock Plan of China Health Holding, Inc. (the "Registrant"); (2) the resale of up to 125,000 shares of common stock pursuant to a Consulting Agreement dated June 9, 2005 by and between CEOcast, Inc. and the Registrant; and (3) the resale of up to 150,000 shares of common stock pursuant to a Compensation Agreement dated June 21, 2005 by and between Sichenzia Ross Friedman Ference LLP and the Registrant.

PROSPECTUS

                           China Health Holding, Inc.
                                275,000 Shares of
                                  Common Stock


     This prospectus relates to the sale of (1) up to 125,000 shares of common stock, par value $.001 per share, of China Health Holding, Inc. pursuant to a Consulting Agreement dated June 9, 2005 with CEOcast, Inc., and (2) up to 150,000 shares of common stock pursuant to a Compensation Agreement dated June 21, 2005 with Sichenzia Ross Friedman Ference LLP. The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." China Health Holding, Inc. will not receive any of the proceeds from the sale of the shares by the selling stockholders. Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933, as amended.

     On April 18, 2005, our common stock was approved for quotation on the OTC Bulletin Board under the symbol "CHHH." To date there have been no transactions in our common stock on the OTC Bulletin Board. The securities offered hereby are speculative and involve a high degree of risk. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors" beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is June 24, 2005.

                               TABLE OF CONTENTS


                                                                    Page
                                                                    ----
 Prospectus Summary                                                   1
 Risk Factors                                                         2
 Forward Looking Statements                                           7
 Use of Proceeds                                                      7
 Selling Stockholders                                                 7
 Description of Securities                                            8
 Plan of Distribution                                                 9
 Incorporation of Certain Documents by Reference                      9
 Disclosure of Commission Position on Indemnification For
  Securities Act Liabilities                                         10
 Available Information                                               11

                               PROSPECTUS SUMMARY

     China Health Holding, Inc. was incorporated under the laws of the State of Nevada on April 3, 2002 for the purpose of marketing and distributing proprietary natural medicinal products. We currently sell our King of Herbs product line, which includes nutritional supplements formulated to improve energy and endurance levels, sexual function and the health of the whole body. "King of Herbs" is a term that we use for one of our product lines and also to generally refer to the main proprietary herbal formulations that are essential to all of our products. We also intend to launch a Taoist Medicine product line, which is a line of nutritional supplement products based on principles of Traditional Chinese Medicine and Taoism Medicine, and a Vitamins and Supplements product line. The products in these lines are fully developed and we expect to begin marketing and selling them within the next twelve months. Over the next twelve months we also expect to begin implementing our marketing and distribution strategies, which include online retail sales through an Internet website, distribution to retail and wholesale outlets and retail storefronts.

     We are a development stage business and have had nominal revenues since our formation. On April 18, 2005, our common stock was approved for quotation on the OTC Bulletin Board under the symbol "CHHH." To date there have been no transactions in our common stock on the OTC Bulletin Board.

     We have incurred losses since our inception and we expect to incur losses for the foreseeable future. For the three months ended March 31, 2005 and the years ended December 31, 2004 and December 31, 2003, we incurred net losses of $1,768,989, $2,098,276 and $149,673, respectively. As of March 31, 2005 we had a working capital deficiency of $223,331 (current assets less current liabilities) and an accumulated deficit of $4,088,611. These conditions raise substantial doubt about our ability to continue as a going concern. Our principal executive offices are located at Suite 600 - 666 Burrard St., Park Place, Vancouver, British Columbia, Canada V6C 2X8. Our telephone number is (604) 608-6788. Our website is located at www.chinahealthholding.com.

                                  The Offering

Common stock outstanding before the offering.......    42,295,600 shares
Maximum shares being offered.......................    275,000 shares which are currently issued
Common stock to be outstanding after the offering..    42,295,600 shares
Risk Factors.......................................    See "Risk  Factors,"  beginning on p. 2 for a description
                                                       of certain  factors you should  consider before making an
                                                       investment in our common stock.
Use of proceeds....................................    We will not receive any  proceeds  from sales made by the
                                                       selling stockholders.

                                  RISK FACTORS

     Our business involves a high degree of risk. Potential investors should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. Any of the following risks could materially and adversely affect our business, financial condition, and results of operations. This could cause the trading price of our common stock to decline, with the loss of part or all of an investment in the common stock.

Risks Related to Our Financial Condition

Our Financial Status Creates Doubt Whether We Will Continue As A Going Concern For More Than 12 Months From The Date Of This Prospectus. If We Do Not Continue As A Going Concern, Investors Will Lose Their Entire Investment.

     We reported net losses totaling $1,768,989, $2,098,276 and $149,673 for the periods ended March 31, 2005, December 31, 2004 and December 31, 2003, respectively. As of March 31, 2005 we had a working capital deficiency of $223,331 (current assets less current liabilities) and an accumulated deficit of $4,088,611. With our current resources we expect to be able to satisfy our cash requirements through September 30, 2005. In order to commercialize our Taoist Medicine product line and our Vitamins and Supplements product line we will need to raise at least $1 million in financing over the next six months. We intend to raise additional working capital either through private placements, public offerings and/or bank financing. There are no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available we may be forced to discontinue operations, which would cause investors to lose the entire amount of their investment.

We Need Significant Infusions Of Additional Capital, Which May Result In Dilution To Your Ownership And Voting Rights In Our Company.

     Based upon our current cash reserves and forecasted operations, we believe that we will need to obtain at least $1 million in outside funding to implement our plan of operation over the next six months. Our need for additional capital to finance our business strategy, operations, and growth will be greater should, among other things, revenue or expense estimates prove to be incorrect. If we fail to arrange for sufficient capital in the future, we may be required to reduce the scope of our business activities until we can obtain adequate financing. We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which could adversely affect our operating results and prospects. Debt financing must be repaid regardless of whether or not we generate profits or cash flows from our business activities. Equity financing may result in dilution to existing stockholders and may involve securities that have rights, preferences, or privileges that are senior to our common stock.

Risks Related to Our Business

We Are A Development Stage Company And Have A Limited Operating History Upon Which An Evaluation Of Our Prospects Can Be Made. For That Reason, It Would Be Difficult For A Potential Investor To Judge Our Prospects For Success.

     We were organized in April 2002 and have had limited operations since our inception from which to evaluate our business and prospects. There can be no assurance that our future proposed operations will be implemented successfully or that we will ever have profits. If we are unable to sustain our operations, you may lose your entire investment. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management's potential underestimation of initial and ongoing costs. As a new business, we may encounter delays and other problems in connection with the methods of product distribution that we implement. We also face the risk that we will not be able to effectively implement our business plan. In evaluating our business and prospects, these difficulties should be considered. If we are not effective in addressing these risks, we will not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

If We Fail To Adequately Protect Or Enforce Our Intellectual Property Rights, Competitors May Produce And Market Products Similar To Ours. In Addition, We May Be Subject To Intellectual Property Litigation And Infringement Claims By Third Parties.

     Our ability to compete effectively is dependent upon the proprietary nature of the designs, processes, technologies and materials owned by, used by or licensed to us. All of our intellectual property rights are based on common law and our license agreements with Hotway Nutraceuticals Canada Co., Ltd. and from rights to herbal supplement formulas that we obtained from our principal officers, Ms. Julianna Lu and Mr. Xiao Fei Yu. We do not own and have not applied for patents, trademarks or any other registrations of our intellectual properties. Although we attempt to protect such proprietary properties, both in the United States and in foreign countries through trade secret laws and non-disclosure agreements, these may be insufficient. In addition, because of the differences in foreign laws concerning proprietary rights, our products may not receive the same degree of protection in foreign countries as they would in the United States. We may not always be able to successfully protect or enforce our proprietary properties against competitors, which may materially adversely affect our business.

     In addition, although we do not believe that our products infringe the rights of others and while to date we have not been subject to such claims, in the future we may be subject to intellectual property litigation and infringement claims, which could cause us to incur significant expenses or prevent us from selling our products. A successful claim of trademark, patent or other intellectual property infringement against us could adversely affect our growth and profitability, in some cases materially. Others may claim that our proprietary or licensed products are infringing their intellectual property rights, and that our products may infringe those intellectual property rights. If we are found to have infringed on the intellectual property rights of another party, licenses for such intellectual property may not be available on favorable terms or at all. If someone claims that our technology or products infringe their intellectual property rights, any resulting litigation could be costly and time consuming and would divert the attention of management and key personnel from other business issues. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks. We also may be subject to significant damages or injunctions preventing us from manufacturing, selling or using some aspect of our products in the event of a successful claim of patent or other intellectual property infringement. Any of these adverse consequences could have a material adverse effect on our business and profitability.

We May Incur Material Product Liability Costs.

     We are in the business of formulating and selling nutritional supplements for human consumption. As a manufacturer and distributor of products designed for human consumption, we are subject to product liability claims if the use of our products is alleged to have resulted in injury. We may be subject to various product liability claims, including, among others, allegations that our products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. In addition, although our manufacturers maintain quality controls and procedures with respect to products that we sell, our products could contain contaminated substances. All of the products we sell are produced by third-party manufacturers. As a distributor of products manufactured by third parties, we may also be liable for various product liability claims for products we do not manufacture even though we have no control over the manufacturing procedures used in connection with the production of these third-party products. We are in the process of applying for product liability insurance. Such insurance, once obtained, may not be available at a reasonable cost, or may not be adequate to cover liabilities.

If We Are Not Able To Manage Growth Of Our Business, Our Financial Condition And Results Of Operations Will Be Negatively Affected.

     We currently only sell products under our King of Herbs product line. Over the next six months we expect to begin selling products under our Taoist Medicine and Vitamins and Supplements products lines. Further, we have not yet implemented any marketing and distribution strategies. Accordingly, we may experience a period of significant growth. While we have not experienced problems with growth of our business in the past, any future growth could cause significant strain on our managerial, operational, financial and other resources. Success in managing this expansion and growth will depend, in part, upon the ability of our senior management to effectively manage the growth of our business. Any failure to manage the proposed growth and expansion of our business could have a material adverse effect on our financial condition and results of operations.

The Loss Of Our Current Management Team Could Have A Material Adverse Effect On Our Business. If We Are Not Able To Retain Additional Key Personnel, Our Business Could Suffer.

     Our success depends to a large degree upon the skills of our current management team and advisors, including Ms. Julianna Lu and Mr. Xiao Fei Yu, and upon our ability to identify, hire, and retain additional senior management, sales, marketing, scientific, and financial personnel. Although, to date we have not experienced problems attracting and retaining key personnel, we may encounter such problems in the future as we grow and expand our operations. The loss of any of our current executives, employees, or advisors or the failure to attract, integrate, motivate, and retain additional key employees could have a material adverse effect on our business. To our knowledge, none of our key employees has plans to retire or leave us in the near future. We do not have "key person" insurance on the lives of any of our management team.

Risks Related To Our Industry

The  Nutritional  Supplements  Industry Is Intensely  Competitive.  We Have Many
Well-Established Competitors With Substantially Greater Financial And Other Resources Than Us. These Factors May Make It More Difficult For Us To Successfully Implement Our Business Plan And May Adversely Affect Our Results Of Operations.

     The nutritional supplements industry is a large, highly fragmented and growing industry, with no single industry participant accounting for more than 10% of total industry retail sales. Participants include specialty retailers, supermarkets, drugstores, mass merchants (wholesalers), multi-level marketing organizations, mail order companies and a variety of other smaller participants. The market is also highly sensitive to the introduction of new products, including various prescription drugs, which may rapidly capture a significant share of the market. Increased competition from companies that distribute through retail or wholesale channels could have a material adverse effect on our financial condition and results of operations. Some of the nutraceutical companies that we will compete with are Weider Nutrition International, Inc., USANA Health Sciences Inc., Nature's Sunshine Products, Inc. and Herbalife International, Inc. We are a development stage business and the only revenues we have received from product sales since inception were nominal and were generated during 2004. Accordingly, we have not been operational long enough to experience any of the above problems. However, since we are a development stage business, most, if not all companies in our industry have greater financial and other resources available to them and possess manufacturing, distribution and marketing capabilities greater than ours. In addition, our competitors may be more effective and efficient in integrating new products. We may not be able to compete effectively and any of the factors listed above may cause price reductions, reduced margins and difficulties in gaining market share.

Compliance With Governmental Regulations May Impose Additional Costs, Which May Adversely Affect Our Financial Condition And Results Of Operations.

     The processing, formulation, manufacturing, packaging, labeling, advertising and distribution of our products are subject to regulation by one or more federal agencies, including the Health Protectorate Branch in Canada, the Food and Drug Administration ("FDA"), the Federal Trade Commission ("FTC"), the Consumer Product Safety Commission, the United States Department of Agriculture, the United States Customs and Border Protection and the Environmental Protection Agency. These activities are also regulated by various agencies of the states and localities in which our products are sold.

     The FDA may attempt to regulate any of our products that fall within its jurisdiction, and the FTC has jurisdiction to regulate the advertising of our products that fall within its jurisdiction. The FDA may not accept the evidence of safety for any new ingredients that we may want to market, may determine that a particular product or product ingredient presents an unacceptable health risk, may determine that a particular statement of nutritional support that we want to use is an unacceptable drug claim or an unauthorized version of a food "health claim," may determine that a particular product is an unapproved new drug, or the FDA or the FTC may determine that particular claims are not adequately supported by available scientific evidence. Such a determination would prevent us from marketing particular products or using certain statements of nutritional support on our products. One of the key areas of our development focus is the specialty supplements category, which includes products that are directed at particular nutritional concerns. The FDA may not agree with our statements of nutritional support as to a particular specialty supplement or permit us to promote our specialty supplements directed at particular nutritional concerns. We also may be unable to disseminate third-party literature in connection with our products if the third-party literature fails to satisfy certain requirements. In addition, the FDA could require us to remove a particular product from the market. Any future recall or removal would result in additional costs to us, including lost revenues from any products that we are required to remove from the market, any of which could be material. Any such product recalls or removals could lead to liability, substantial costs and reduced growth prospects.

     Although the regulation of dietary supplements is less restrictive than the regulation of drugs, dietary supplements may not continue to be subject to less restrictive regulation. Many of our dietary supplements contain traditional Chinese herbs which may or may not have been previously evaluated by the FDA. All herbs marketed in dietary supplements in the United States must be Generally Recognized as Safe (GRAS). The FDA maintains a list of problems herbs. If any of the herbs in our products appeared on the FDA's list, or if the agency determined there were issues concerning their safety, we would not be able to market the products containing these ingredients in the United States. We have not determined whether any of the herbs in our products are on the FDA's list of problem herbs and we have not determined whether any such herbs are Generally Recognized as Safe. If any of the herbs in our products have not been evaluated by the FDA and are not Generally Recognized as Safe, then we would not be permitted to sell products containing them in the United States. Any such prohibition could materially adversely affect our results of operations and financial condition.

     Further, if more stringent statutes are enacted for dietary supplements, or if more stringent regulations are promulgated, we may not be able to comply with such statutes or regulations without incurring substantial expense, or at all. Legislation has been introduced in Congress to impose substantial new regulatory requirements for dietary supplements including adverse event reporting, post market surveillance requirements, FDA reviews of dietary supplement ingredients, safety testing and records inspection. If enacted, any of the proposed legislation may result in difficulty getting our products to the market and could raise our costs and hinder our business.

     In addition, we expect that the FDA soon will adopt the proposed rules on Good Manufacturing Practice in manufacturing, packaging, or holding dietary ingredients and dietary supplements, which will apply to the products we manufacture. These regulations will require dietary supplements to be prepared, packaged and held in compliance with strict rules, and will require quality control provisions similar to those in the Good Manufacturing Practice regulations for drugs. We may not be able to comply with the new rules without incurring additional expenses.

     Each of our products imported into the United States may be blocked at the border by U.S. Customs. The FDA could issue Import Alerts for any of our products if the agency considers them to be misbranded, adulterated and/or unapproved new drugs.

     The FTC exercises jurisdiction over the advertising of dietary supplements. In the past, the FTC has instituted numerous enforcement actions against dietary supplement companies for failure to have adequate substantiation for claims made in advertising or for the use of false or misleading advertising claims. These enforcement actions have often resulted in consent decrees and the payment of civil penalties by the companies involved.

     We are also subject to regulation under various state, local, and international laws that include provisions governing, among other things, the processing, formulation, manufacturing, packaging, labeling, advertising and distribution of our products that are deemed "dietary supplements" or "over-the-counter drugs." Government regulations in foreign countries may prevent or delay the introduction, or require the reformulation, of certain of our products.

     In addition, from time to time in the future, Congress, the FDA, the FTC or other federal, state, local or foreign legislative and regulatory authorities may impose additional laws or regulations that apply to us, repeal laws or regulations that we consider favorable to us or impose more stringent interpretations of current laws or regulations. We are not able to predict the nature of such future laws, regulations, repeals or interpretations or to predict the effect additional governmental regulation, when and if it occurs, would have on our business in the future. Such developments could, however, require reformulation of certain products to meet new standards, recalls or discontinuance of certain products not able to be reformulated, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling, additional scientific substantiation, or other new requirements. Any such developments could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Common Stock

There Is Currently No Public Market For Our Common Stock. Failure To Develop Or Maintain A Trading Market Could Negatively Affect The Value Of Our Shares And Make It Difficult Or Impossible For You To Sell Your Shares.

     On April 18, 2005, our common stock was approved for quotation on the OTC Bulletin Board under the symbol "CHHH." To date there have been no transactions in our common stock on the OTC Bulletin Board. Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

Our Common Stock Is Subject To The "Penny Stock" Rules Of The SEC And The Trading Market In Our Securities Is Limited, Which Makes Transactions In Our Common Stock Cumbersome And May Reduce The Value Of An Investment In Our Stock.

     The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and
     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience objectives of the person; and
     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and
     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                           Forward-Looking Statements

     Information in this prospectus contains "forward-looking statements." These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," "anticipates," "projects," "expects," "may," "will," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The foregoing matters under "Risk Factors" constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

                              SELLING STOCKHOLDERS

     The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock. The following table sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                              Shares Beneficially Owned                        Shares Beneficially Owned
                                Prior to the Offering                            After the Offering (1)
                              -------------------------                     ------------------------------
                                                              Total
 Name                               Number                Shares Offered      Number           Percent
----------------------------  -------------------------  ------------------ ---------------  -------------
Dan Schustack    (1)                 5,000                   5,000                 0               0
Rachel Glicksman (1)               120,000                 120,000                 0               0
Richard Friedman                 1,250,000                 150,000         1,100,000            2.6%

TOTAL SHARES OFFERED

(1) Shares were acquired pursuant to a Consulting Agreement dated June 9, 2005 with CEOcast, Inc.

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The above percentages are based on 42,295,600 shares of common stock outstanding after the offering.

     Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

                            DESCRIPTION OF SECURITIES

Dividend Policy

     We have not paid any dividends to date. Our proposed operations are capital intensive and we will require working capital. Therefore, we will be required to reinvest any future earnings in its operations. Our Board of Directors has no present intention of declaring any cash dividends, as we expect to re-invest all profits in the business for additional working capital for continuity and growth. The future declaration and payment of dividends will be determined by our Board of Directors after considering the conditions then existing, including our earnings, financial condition, capital requirements, and other factors.

     There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     (1) we would not be able to pay our debts as they become due in the usual course of business; or
     (2)  our total assets would be less than the sum of our total liabilities.

Capital Structure

     Our authorized capital stock consists of 320,000,000 shares of capital stock, par value $.001 per share, of which 300,000,000 shares are common stock and 20,000,000 shares are preferred stock that may be issued in one or more series at the discretion of the Board of Directors. As of the date hereof 42,295,600 shares shares of common stock and 0 shares of preferred stock are issued and outstanding.

Common Stock

     The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available therefor. In the event of a liquidation, dissolution or winding-up of our business, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

     The holders of shares of common stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

     Shares of preferred stock may be issued from time to time in one or more series as may from time to time be determined by our Board of Directors. Our Board of Directors has authority, without action by the stockholders, to determine the voting rights, preferences as to dividends and liquidation, conversion rights and any other rights of such series. Any preferred shares, if and when issued in the discretion of the Board of Directors, may carry voting, conversion or other rights superior to those of the shares of common stock and may adversely affect the voting power and rights of the common stockholders. Our Board of Directors has not designated any series or class of preferred stock and, as such, there are no shares of preferred stock currently outstanding.

                              Plan of Distribution

     Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the OTC Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the OTC Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

     We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

                 INCORPORATION OF CERTAIN DOCUMENTS by Reference

     The SEC allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

     The following documents filed with the SEC are incorporated herein by reference:

     o Reference is made to our annual report on Form 10-KSB for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on March 31, 2005, which is hereby incorporated by reference.

     o Reference is made to our current report on Form 8-K dated April 29, 2005, as filed with the Securities and Exchange Commission on May 3, 2005, which is hereby incorporated by reference.

     o Reference is made to our current report on Form 8-K dated May 9, 2005, as filed with the Securities and Exchange Commission on May 11, 2005, which is hereby incorporated by reference.

     o Reference is made to our current report on Form 8-K dated April 28, 2005, as filed with the Securities and Exchange Commission on May 11, 2005, which is hereby incorporated by reference.

     o Reference is made to our current report on Form 10-QSB dated March 31, 2005, as filed with the Securities and Exchange Commission on May 11, 2005, which is hereby incorporated by reference.

     o Reference is made to our current report on Form 8-K dated May 18, 2005, as filed with the Securities and Exchange Commission on May 18, 2005, which is hereby incorporated by reference.

     o Reference is made to our current report on Form 8-K dated June 9, 2005, as filed with the Securities and Exchange Commission on June 15, 2005, which is hereby incorporated by reference.

     o Reference is made to our current report on Form 8-K/A dated June 9, 2005, as filed with the Securities and Exchange Commission on June 15, 2005, which is hereby incorporated by reference.

     o The description of our common stock is incorporated by reference to our Registration Statement on Form SB-2, as amended (File No.
          333-119034), initially filed with the Securities and Exchange Commission on September 16, 2004.


              Disclosure Of Commission Position On Indemnification
                         For Securities Act Liabilities

     Our Bylaws of require us to indemnify our officers and directors to the full extent permitted by Nevada law. Section 78.751 of the Nevada Revised Statutes permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses, including attorney's fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful.

     In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Our Bylaws also require that we pay all expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding as such costs are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by us.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                     Additional Information Available to You

     This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You can obtain copies from the SEC's public reference room upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is quoted on the OTC Bulletin Board. Reports, proxy and information statements and other information concerning us may be inspected at The Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006.

     No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

                         -------------------------------

                         275,000 SHARES OF COMMON STOCK

                         -------------------------------

                                   PROSPECTUS
                                 ---------------

                                  June 24, 2005

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item  2. Registrant  Information;   the  2005  Incentive  Stock  Plan  and  the
         Compensation Agreements.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) or additional information about the 2005 Incentive Stock Plan and the Compensation Agreements are available without charge by contacting:

                      Julianna Lu, Chief Executive Officer
                              Park Place, Suite 600
                               666 Burrard Street
                          Vancouver, BC, Canada V6C 2X8
                            Telephone: (604) 608-6788

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

     o Reference is made to the Registrant's annual report on Form 10-KSB for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on March 31, 2005, which is hereby incorporated by reference.

     o Reference is made to the Registrant's current report on Form 8-K dated April 29, 2005, as filed with the Securities and Exchange Commission on May 3, 2005, which is hereby incorporated by reference.

     o Reference is made to the Registrant's current report on Form 8-K dated May 9, 2005, as filed with the Securities and Exchange Commission on May 11, 2005, which is hereby incorporated by reference.

     o Reference is made to the Registrant's current report on Form 8-K dated April 28, 2005, as filed with the Securities and Exchange Commission on May 11, 2005, which is hereby incorporated by reference.

     o Reference is made to the Registrant's current report on Form 10-QSB dated March 31, 2005, as filed with the Securities and Exchange Commission on May 11, 2005, which is hereby incorporated by reference.

     o Reference is made to the Registrant's current report on Form 8-K dated May 18, 2005, as filed with the Securities and Exchange Commission on May 18, 2005, which is hereby incorporated by reference.

     o Reference is made to the Registrant's current report on Form 8-K dated June 9, 2005, as filed with the Securities and Exchange Commission on June 15, 2005, which is hereby incorporated by reference.

     o Reference is made to the Registrant's current report on Form 8-K/A dated June 9, 2005, as filed with the Securities and Exchange
          Commission  on  June  15,  2005,  which  is  hereby   incorporated  by
          reference.

     o The description of the Registrant's common stock is incorporated by reference to the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-119034), initially filed with the Securities and Exchange Commission on September 16, 2004.

Item 4.  Description of Securities.

Dividend Policy

     The Registrant has not paid any dividends to date. The Registrant's proposed operations are capital intensive and it will require working capital. Therefore, the Registrant will be required to reinvest any future earnings in its operations. The Registrant's Board of Directors has no present intention of declaring any cash dividends, as the Registrant expects to re-invest all profits in the business for additional working capital for continuity and growth. The future declaration and payment of dividends will be determined by the Registrant's Board of Directors after considering the conditions then existing, including the Registrant's earnings, financial condition, capital requirements, and other factors.

     There are no restrictions in the Registrant's articles of incorporation or bylaws that restrict the Registrant from declaring dividends. The Nevada Revised Statutes, however, do prohibit the Registrant from declaring dividends where, after giving effect to the distribution of the dividend:

     (1) the Registrant would not be able to pay its debts as they become due in the usual course of business; or
     (2) the Registrant's total assets would be less than the sum of its total liabilities.

Capital Structure

     The Registrant's authorized capital stock consists of 320,000,000 shares of capital stock, par value $.001 per share, of which 300,000,000 shares are common stock and 20,000,000 shares are preferred stock that may be issued in one or more series at the discretion of the Board of Directors. As of the date hereof 42,295,600 shares of common stock and 0 shares of preferred stock are issued and outstanding.

Common Stock

     The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available therefor. In the event of a liquidation, dissolution or winding-up of the Registrant, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

     The holders of shares of common stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

     Preferred Stock

     Shares of preferred stock may be issued from time to time in one or more series as may from time to time be determined by the Registrant's Board of Directors. The Registrant's Board of Directors has authority, without action by the stockholders, to determine the voting rights, preferences as to dividends and liquidation, conversion rights and any other rights of such series. Any preferred shares, if and when issued in the discretion of the Board of Directors, may carry voting, conversion or other rights superior to those of the shares of common stock and may adversely affect the voting power and rights of the common stockholders. The Registrant's Board of Directors has not designated any series or class of preferred stock and, as such, there are no shares of preferred stock currently outstanding.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, New York, New York. Sichenzia Ross Friedman Ference LLP owns 1,000,000 shares of the Registrant's common stock. In addition, Richard A. Friedman, who has voting and investment control over Sichenzia Ross Friedman Ference LLP, owns 250,000 shares of the Registrant's common stock, of which 150,000 shares are being offered under this registration statement.

Item 6.  Indemnification of Directors and Officers.

     The Registrant is required to indemnify its officers and directors to the full extent permitted by Nevada law. Section 78.751 of the Nevada Revised Statutes permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses, including attorney's fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful.

     In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     The Registrant's Bylaws also require that the Registrant pay all expenses of its officers and directors incurred in defending a civil or criminal action, suit or proceeding as such costs are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Registrant.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

     The 150,000 shares of common stock to be reoffered or resold by Richard A. Friedman pursuant to this Registration Statement were issued as compensation for legal services rendered to the Registrant. These shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

     The 5,000 shares of common stock to be reoffered or resold by Dan Schustack pursuant to this Registration Statement were issued as compensation for investor relations services rendered to the Registrant. These shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

     The 120,000 shares of common stock to be reoffered or resold by Rachel Glicksman pursuant to this Registration Statement were issued as compensation for investor relations services rendered to the Registrant. These shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 8.  Exhibits.

EXHIBIT
NUMBER                            DESCRIPTION
--------- ----------------------------------------------------------------------
5.1       Opinion of Sichenzia Ross Friedman Ference LLP

10.1      Incentive Stock Plan effective June 21, 2005

10.2 Consulting Agreement entered into as of June 9, 2005 by and between CEOcast, Inc. and China Health Holding, Inc. (Incorporated by reference to the Registrant's Form 8-K, filed with the Securities and Exchange Commission on June 15, 2005)

10.3 Compensation Agreement dated June 21, 2005 with Sichenzia Ross Friedman Ference LLP

23.1      Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit
          5.1

23.2 Consent of Dale Matheson Carr-Hilton LaBonte, independent registered public accounting firm

Item 9.  Undertakings.

          (a)   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia on June 24, 2005.

                                           CHINA HEALTH HOLDING, INC.


                                           By:  /s/ Julianna Lu
                                                ----------------
                                                Julianna Lu
                                                Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated:

 Signature                           Title                           Date
-------------------------     ----------------------------   ------------------

 /s/ Julianna Lu                Chairman of the Board            June 24, 2005
----------------
     Julianna Lu

 /s/ Xiao Fei Yu                Director                         June 24, 2005
----------------
     Xiao Fei Yu

 /s/ Dick Wu                    Director                         June 24, 2005
------------
     Dick Wu